Exhibit 99.1

AzurRx BioPharma Announces $10 Million Registered Direct Offering Priced At-the-Market Under Nasdaq Rules

Delray Beach, FL – March 8, 2021 -- AzurRx BioPharma, Inc. (NASDAQ: AZRX), (“AzurRx” or the “Company”), a clinical stage biopharmaceutical company specializing in the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases, today announced that it has entered into a definitive agreement with a single healthcare-focused institutional investor for the issuance and sale of an aggregate of 7,858,548 shares of common stock (or common stock equivalent in lieu thereof) and warrants to purchase up to an aggregate of 3,929,274 shares of common stock at an effective purchase price of $1.2725 per share and accompanying warrant in a registered direct offering priced at-the-market under Nasdaq rules. The warrants have an exercise price of $1.21 per share, are exercisable immediately, and will expire five years following the date of issuance. The closing of the offering is expected to occur on or about March 10, 2021, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering are expected to be $10 million. AzurRx intends to use the net proceeds received from the offering to initiate its two niclosamide clinical programs in the first half of 2021, a Phase 2 clinical trial for COVID-19 GI infections and a Phase 1b/2a trial for immune checkpoint inhibitor induced colitis, respectively, and for other general corporate purposes.

The securities described above are being offered and sold by the Company in a registered direct offering pursuant to a “shelf” registration statement on Form S-3 (File No. 333-231954) including a base prospectus, previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on June 25, 2019. The offering of the securities is being made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and base prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov. Electronic copies of the prospectus supplement and the accompanying base prospectus may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AzurRx BioPharma, Inc.

AzurRx BioPharma, Inc. (NASDAQ: AZRX) is a clinical stage biopharmaceutical company specializing in the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases. The Company has a pipeline of three gut-restricted GI assets. The lead therapeutic candidate is MS1819, a recombinant lipase for the treatment of exocrine pancreatic insufficiency (EPI) in patients with cystic fibrosis and chronic pancreatitis, currently in two Phase 2 clinical trials.  AzurRx is launching two clinical programs in 2021 using proprietary formulations of niclosamide, a pro-inflammatory pathway inhibitor, FW-420, for grade 1 Immune Checkpoint Inhibitor Colitis and diarrhea in oncology patients and FW-1022, for COVID-19 gastrointestinal infections. The Company is headquartered in Delray Beach, Florida with clinical operations in Hayward, California. For more information, visit www.azurrx.com.

Forward-Looking Statements

This press release may contain certain statements relating to future results which are forward-looking statements. These statements are not historical facts, but instead represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These forward-looking statements are subject to risks and uncertainties including, among other things, the completion of the registered direct offering, the satisfaction of customary closing conditions related to the registered direct offering and the intended use of proceeds from the registered direct offering. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements, including whether results obtained in preclinical and nonclinical studies and clinical trials will be indicative of results obtained in future clinical trials; whether preliminary or interim results from a clinical trial such as the interim results presented will be indicative of the final results of the trial. Additional information concerning the Company and its business, including a discussion of factors that could materially affect the Company’s financial results, including those related to the clinical development of its clinical assets, the results of its clinical trials, and the impact of the coronavirus (COVID-19) pandemic on the Company’s operations and current and planned clinical trials, including, but not limited to delays in clinical trial recruitment and participation are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 under the heading “Risk Factors,” as well as the Company’s subsequent filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For more information:

AzurRx BioPharma, Inc.
1615 South Congress Avenue
Suite 103
Delray Beach, Florida 33445
Phone: (646) 699-7855
info@azurrx.com

Media contact:

Tiberend Strategic Advisors, Inc.
Johanna Bennett/Ingrid Mezo
(212) 375-2665/(646) 604-5150
jbennett@tiberend.com/imezo@tiberend.com